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                                                                 EXHIBIT (10)(c)



[MERRILL LYNCH LIFE INSURANCE COMPANY LETTERHEAD]



                       CONSENT OF BARRY G. SKOLNICK, ESQ.



    I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A and included in the prospectus included in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File Nos. 33-43654 and 33-45380.



                                               /s/ BARRY G. SKOLNICK
                                     -----------------------------------------
                                                 Barry G. Skolnick
                                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL

April 12, 1999